Exhibit 99.1
Quanterix Releases Financial Results for the Second Quarter of 2026
Reports $32.9 million in revenue and $96.9 million of cash and marketable securities
Company accelerating initiatives to drive commercial effectiveness
Revises financial outlook for 2026 and extends date for attaining cash-flow break-even
BILLERICA, Mass. – August 10, 2026 -- Quanterix Corporation (NASDAQ: QTRX), a global leader in precision biomarker science, today announced financial results for the second quarter ended June 30, 2026.
“We made meaningful progress in the second quarter, including strengthening our leadership team and preserving cash better than planned. However, revenue fell short of our expectations, driven by execution challenges and continued market softness. We are taking immediate and significant action to improve commercial performance, including reorganizing our teams and adding seasoned leadership to sharpen accountability, accelerate execution, and improve operating results in the second half and beyond,” said Everett Cunningham, President & CEO of Quanterix. “We remain confident in the strength and differentiated positioning of both our research tools and diagnostics businesses, especially with enhanced commercial leadership and discipline enabling a renewed focus on returning to sustained growth. Our capabilities in ultra-sensitive protein-detection in blood and high plex spatial analysis in tissue, combined with a differentiated multi-analyte approach, position us well across targeted translational research and diagnostics. With strategic Diagnostics investments underway, our management team can now focus on achieving key milestones in Alzheimer’s disease testing, including completing three clinical utility studies and advancing our FDA roadmap.”
Second Quarter Financial Highlights
•Revenue of $32.9 million, an increase of 34% compared to $24.5 million in the prior year.
•GAAP gross margin of 38.5%, as compared to 40.9% in the prior year. Adjusted gross margin (non-GAAP) of 47.9% compared to 41.8% in the prior year. Prior year GAAP margins are updated to reflect a change in accounting policy in Q1’26 related to shipping and handling costs. Shipping and handling costs for product sales are now recorded in the cost of product revenue in the Company’s GAAP financials.
•Adjusted EBITDA (non-GAAP) loss of $10.0 million, compared to $13.7 million in the prior year.
•The Company ended the second quarter with $96.9 million of cash, cash equivalents, marketable securities, and restricted cash. Adjusted cash usage, after accounting for integration and certain employee separation costs of $1.7 million, was $4.0 million in the second quarter, a decrease in usage of $10.8 million from the first quarter of 2026.
•The Company completed its ERP system integration, the final step of the Akoya acquisition integration program that realized $85 million in savings on an annualized basis.
•Quanterix incurred a $26.9 million goodwill impairment related to the Akoya acquisition as required under GAAP accounting based on recent circumstances within the business. The adjustment does not impact operations or liquidity.
Operational and Business Highlights
•Quanterix finished building its senior management team ahead of its anticipated higher growth phase, especially in the Diagnostics business. Jim Gute was named Chief Commercial Officer, as announced separately today. Industry veteran Geoff Albrecht was appointed Senior Vice President and General Manager of Diagnostics, Anthony Catalano was named Chief Operating Officer and Jason Faessler was appointed Chief Financial Officer.
•Several milestones to advance clinical adoption of blood-based Alzheimer’s testing were announced, including commercial insurance coverage. Beginning July 1, 2026, members covered under Anthem Blue Cross and Blue Shield medical policies can receive coverage for qualifying blood-based biomarker testing, including Quanterix’s Lucent AD® Complete, when medical necessity criteria are met.
•A peer-reviewed study evaluating Lucent AD® Complete alongside an algorithmic immunoprecipitation mass spectrometry (IP-MS) approach on a shared patient cohort demonstrated the high diagnostic parity and three-fold reduced diagnostic ambiguity provided by Quanterix’s multi-analyte algorithmic blood testing approach.

•New clinical data presented at the Alzheimer’s Association International Conference (AAIC) 2026 highlighted how multi-biomarker testing improves detection of early Alzheimer's and provides a more comprehensive framework for guiding patient care.
•Quanterix was selected as a Co-Investigator institution in the PD-BUILD program, in the Aligning Science Across Parkinson’s Collaborative Research Network 2026 expansion, supported by The Michael J. Fox Foundation. This multi-year grant funds development and deployment of high-quality biomarker tools aimed at enabling earlier detection, improved patient stratification, and more effective monitoring of Parkinson’s disease in clinical research. Quanterix and its Simoa platform will develop and distribute validated single-plex and multiplex biomarker assays to Parkinson’s disease researchers globally.
•Quanterix launched Simoa® Ultra-Sensitive Immunoassay NPTX2, an important emerging synaptic biomarker.
•Two new spatial products were launched: Spatial Molecular Barcoding kit for the Phenocycler Fusion for early access and Spatial Spectral DAPI 2.0 for the Phenoimager HT.
2026 Business Outlook
Quanterix currently expects revenues of $142-148 million, which assumes no underlying improvement in the academic or pharmaceutical end markets, compared to its earlier expectation for annual revenues of $169-174 million. In addition, we expect non-GAAP gross margins in a range of 48-50%, compared to non-GAAP gross margins of 49-53% previously. Quanterix now anticipates achieving cash flow breakeven in 2027 but is currently forecasting approximately $80 million for the 2026 year-end cash balance, compared to $100 million previously. The company expects to end the year with no debt.
Conference Call
In conjunction with this announcement, the Company will host a conference call today, August 10, 2026, at 8:30 AM ET. The dial-in number for USA & Canada is Toll-Free (800) 715-9871 or (646) 307-1963 and the conference ID is 9896910.
Interested investors can also listen to the live webcast from the Event Details page in the Investors section of the Quanterix website at https://ir.quanterix.com. An archived webcast replay will be available on the Company’s website for one year.
About Quanterix
Quanterix is a global leader in precision biomarker science, making biology measurable to deliver earlier insights and support breakthroughs in disease research, diagnostics, and drug development. Its Simoa® technology delivers industry-leading sensitivity, allowing researchers to detect and quantify biomarkers in blood and other fluids at concentrations far below traditional limits. Through the acquisition of Akoya Biosciences, Quanterix Spatial solutions deliver high-plex, quantitative protein analysis in tissue at single-cell resolution. Combined with Accelerator Laboratory services, Quanterix gives researchers the tools and expertise to translate discovery into precision diagnostics. Learn more at www.quanterix.com.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements included in this press release that are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements about Quanterix’s future business outlook, operations, strategy and financial performance, including statements related to our expectations about consistent profitable revenue growth and achieving cash flow breakeven performance, the development and commercialization of our products, and under the header “2026 Business Outlook.”. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities with respect to Quanterix’s future business, operations, strategy and financial performance: risks related to the impact of changes in U.S. government policies, including impacts of tariffs and reductions in federal research funding; risks associated with the anticipated timing for launch of, and features of, Quanterix’s next-generation instruments to upgrade its existing platforms; risks related to Quanterix’s ability to improve existing diagnostics and develop new diagnostic tests and tools; risks related to Quanterix’s ability to successfully penetrate the diagnostics market; risks related to Quanterix’s ability to retain and expand its customer base and achieve sufficient market acceptance of its products; risks related to the ability of Quanterix’s contract manufacturers and suppliers to reliably and consistently manufacture and supply our instruments; risks that Quanterix may fail to realize the anticipated benefits from its recent acquisitions of Emission, Inc. and Akoya Biosciences, Inc.; risks that Quanterix’s estimates regarding expenses, future revenues, capital requirements, and needs for additional financing could be incorrect; risks related to Quanterix’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; and risks related to defects or other quality issues in Quanterix’s products that could lead to unforeseen costs, product recalls, adverse regulatory actions, negative publicity and litigation. Additional factors that could cause results to differ materially from those described above can be found in the periodic reports filed by Quanterix with the SEC, including the “Risk Factors” sections contained therein, which are available on the SEC’s website at www.sec.gov.
All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Quanterix’s underlying assumptions prove to be incorrect, actual results may differ materially from what Quanterix anticipates. Quanterix cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Quanterix does not assume any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

FINANCIAL HIGHLIGHTS
QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Product revenue	$23,476	$16,832	$48,956	$37,572
Service and other revenue	9,018	7,112	19,394	$15,935
Collaboration and license revenue	412	532	972	$1,303
Total revenues	32,906	24,476	69,322	54,810
Costs of goods sold and services:
Cost of product revenue	14,621	10,594	29,761	$21,935
Cost of service and other revenue	5,611	3,881	11,320	$8,035
Total costs of goods sold and services	20,232	14,475	41,081	29,970
Gross profit	12,674	10,001	28,241	24,840
Operating expenses:
Research and development	7,821	9,081	15,144	19,117
Selling, general and administrative	27,350	30,350	57,121	61,520
Impairment and restructuring costs	26,934	7,670	46,769	7,670
Total operating expenses	62,105	47,101	119,034	88,307
Loss from operations	(49,431)	(37,100)	(90,793)	(63,467)
Other income (expense), net:
Interest income	761	2,692	1,653	5,962
Change in fair value of contingent liabilities	(79)	4,273	1,422	3,894
Other income (expense), net	(239)	49	21,182	108
Loss before income taxes	(48,988)	(30,086)	(66,536)	(53,503)
Income tax benefit	54	73	61	2,986
Net loss	$(48,934)	$(30,013)	$(66,475)	$(50,517)

Net loss per common share, basic and diluted	$(1.04)	$(0.77)	$(1.41)	$(1.30)

Weighted-average common shares outstanding, basic and diluted	47,167	38,893	47,068	38,801

QUANTERIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands, except per share data)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$44,169	$29,839
Marketable securities	49,360	88,393
Accounts receivable, net of allowance for expected credit losses	22,345	29,972
Inventory	47,601	54,763
Prepaid expenses and other current assets	7,576	9,290
Total current assets	171,051	212,257
Restricted cash	3,348	3,341
Property and equipment, net	20,002	23,672
Intangible assets, net	105,782	131,787
Goodwill	—	26,376
Operating lease right-of-use assets	15,053	16,664
Other non-current assets	4,391	4,669
Total assets	$319,627	$418,766
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,892	$13,568
Accrued compensation and benefits	10,293	14,979
Accrued expenses and other current liabilities	8,483	17,571
Deferred revenue	14,892	20,728
Operating lease liabilities	7,813	7,916
Total current liabilities	50,373	74,762
Deferred revenue, net of current portion	2,502	5,830
Operating lease liabilities, net of current portion	25,574	29,323
Non-current portion of contingent liabilities	3,265	5,024
Other non-current liabilities	701	8,097
Total liabilities	82,415	123,036
Total stockholders’ equity	237,212	295,730
Total liabilities and stockholders’ equity	$319,627	$418,766

QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, amounts in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(66,475)	$(50,517)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	11,737	4,187
Credit losses on accounts receivable	516	(262)
Accretion of marketable securities	(202)	(1,567)
Operating lease right-of-use asset amortization	1,601	850
Stock-based compensation expense	8,739	10,834
Impairment	46,769	6,374
Change in fair value of contingent liabilities	(1,422)	(3,894)
Recognition of off-market liability	(13,975)	—
Other operating activity	(558)	(370)
Changes in assets and liabilities:
Accounts receivable	6,817	9,476
Inventory	7,652	2,993
Prepaid expenses and other current assets	1,561	1,942
Accounts payable	(6,763)	2,796
Accrued compensation and benefits, accrued expenses, and other current liabilities	(6,377)	1,605
Deferred revenue	(9,163)	583
Net change in other operating assets and liabilities	(3,683)	(4,573)
Net cash used in operating activities	(23,226)	(19,543)
Cash flows from investing activities:
Purchases of marketable securities	(8,245)	(30,245)
Proceeds from sales and maturities of marketable securities	47,354	135,874
Purchases of property and equipment	(183)	(2,033)
Acquisitions, net of cash acquired	—	(8,954)
Net cash provided by investing activities	38,926	94,642
Cash flows from financing activities:
Deferred acquisition payments	(1,439)	—
Principal payments on financing leases	(171)	—
Proceeds from common stock issued under stock plans	340	668
Payments for employee taxes withheld on stock-based compensation awards	(27)	(1,004)
Net cash used in financing activities	(1,297)	(336)
Net increase in cash, cash equivalents, and restricted cash	14,403	74,763
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(66)	1,455
Cash, cash equivalents, and restricted cash at beginning of period	33,180	59,319
Cash, cash equivalents, and restricted cash at end of period	$47,517	$135,537

Use of Non-GAAP Financial Measures
To supplement our financial statements presented on a U.S. GAAP basis, we present the following non-GAAP financial measures:
•Adjusted EBITDA and adjusted EBITDA margin: We define adjusted EBITDA as net income (loss) adjusted to exclude interest income, income tax (expense) benefit, depreciation and amortization expense, stock-based compensation expense, acquisition and integration related costs, impairments, and certain other items which include other charges or benefits resulting from transactions or events that are unusual or infrequent, significant in size, and that we do not believe are indicative of ongoing or future business operations. These items are discussed in more detail below the tables reconciling the GAAP to non-GAAP measures. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenues.
•Adjusted cash usage: We calculate cash usage as the total change in cash, cash equivalents, and restricted cash adjusted to include the net change from purchases, sales, and maturities of marketable securities (excluding any interest receivable). Adjusted cash usage is calculated as cash usage further adjusted to exclude cash payments related to transactions or events that are unusual or infrequent, significant in size, and that we do not believe are indicative of ongoing or future business operations.
•Adjusted gross profit, adjusted gross margin, adjusted total operating expenses, and adjusted loss from operations: We calculate these non-GAAP financial measures by excluding amortization of certain acquired intangible assets, acquisition and integration related costs, impairments, and certain other items which include other charges or benefits resulting from transactions or events that are unusual or infrequent, significant in size, and that we do not believe are indicative of ongoing or future business operations. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
During the first quarter of 2026, we changed our accounting policy for classifying shipping and handling costs for product sales and they are now recorded in cost of product revenue. Historically, these shipping and handling costs were recorded in selling, general and administrative expenses, and we calculated our non-GAAP financial measures by including these shipping and handling costs within cost of product revenue. We applied this change in accounting policy retrospectively to all periods presented, and no longer reclassify shipping and handling costs in our non-GAAP financial measures.
We believe that presentation of these non-GAAP financial measures provides supplemental information useful to investors in understanding our underlying operating results and trends. We use these non-GAAP financial measures to evaluate our operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business and our competitors. We believe that presentation of these non-GAAP financial measures provides useful information to investors in assessing our operating performance within our industry and allows comparability with the presentation of other companies in our industry.
The non-GAAP financial measures presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with U.S. GAAP. For example, adjusted EBITDA excludes a number of expense items that are included in net loss and adjusted cash usage excludes certain actual cash payments. As a result, positive adjusted EBITDA or positive adjusted cash usage may be achieved even where we record a significant net loss or reduction in our cash and marketable securities balances in accordance with U.S. GAAP.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures set forth in the tables captioned “Reconciliations of GAAP to Non-GAAP Financial Measures” in the section below.
Additionally, we make certain forward-looking statements about our future financial performance that include non-GAAP financial measures, which are difficult to predict for future periods because the nature of the adjustments pertains to events that have not yet occurred. We do not forecast many of the excluded items for internal use and therefore information reconciling forward-looking non-GAAP financial measures to U.S. GAAP financial measures is not available without unreasonable effort and is not provided. The occurrence, timing, and amount of any of the items excluded from U.S. GAAP to calculate non-GAAP financial measures could significantly impact our U.S. GAAP results.

QUANTERIX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Loss to Adjusted EBITDA (non-GAAP) and Adjusted EBITDA Margin (non-GAAP)
(unaudited, amounts in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(48,934)	$(30,013)	$(66,475)	$(50,517)
Interest income	(761)	(2,692)	(1,653)	(5,962)
Income tax benefit	(54)	(73)	(61)	(2,986)
Depreciation and amortization	6,134	1,999	11,737	4,187
Stock-based compensation expense (1)	4,212	5,373	8,388	10,834
Acquisition and integration related costs (2)	852	4,139	2,004	7,717
Earnout recorded as compensation expense (3)	—	4,156	—	7,900
Changes in contingent liabilities (4)	79	(4,273)	(1,422)	(3,894)
Impairment and employee separation costs (5)	28,483	7,670	49,271	7,670
Income from contract termination (6)	—	—	(21,596)	—
Adjusted EBITDA (non-GAAP)	$(9,989)	$(13,714)	$(19,807)	$(25,051)

Total revenues	$32,906	$24,476	$69,322	$54,810
Adjusted EBITDA margin (non-GAAP) (adjusted EBITDA as a % of revenue)	(30.4)%	(56.0)%	(28.6)%	(45.7)%
(1)Stock-based compensation expense for certain individuals is included in the caption 'Impairment and employee separation costs'.
(2)Represents acquisition and integration costs directly related to the Company's business combinations. Acquisition costs include professional and consulting fees supporting due diligence, legal, and accounting activities to execute a transaction. Integration costs include third party and internal direct costs to integrate acquired companies, employees, and their customers.
(3)Consists of the earnout recognized as compensation expense related to the Emission acquisition.
(4)Consists of fair value adjustments for contingent liabilities from acquisitions.
(5)Impairment charges for goodwill and an intangible asset related to the termination of a diagnostics development agreement assumed in the acquisition of Akoya, as well as certain one-time severance and related costs.
(6)One-time income related to the impact of terminating a diagnostics development agreement assumed in the acquisition of Akoya.

Reconciliation of Gross Profit, Gross Margin, Total Operating Expenses and Loss from Operations to Non-GAAP Financial Measures
(unaudited, amounts in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Gross profit	$12,674	$10,001	$28,241	$24,840
Purchase accounting impact on inventory and property and equipment (1)	203	—	402	—
Amortization of acquired intangible assets (2)	2,886	234	5,658	461
Adjusted gross profit (non-GAAP)	$15,763	$10,235	$34,301	$25,301

Total revenues	$32,906	$24,476	$69,322	$54,810
Gross margin (gross profit as % of total revenues)	38.5%	40.9%	40.7%	45.3%
Adjusted gross margin (non-GAAP) (adjusted gross profit as % of total revenues)	47.9%	41.8%	49.5%	46.2%

Total operating expenses	$62,105	$47,101	$119,034	$88,307
Purchase accounting impact on property and equipment (1)	(969)	—	(1,192)	—
Amortization of acquired intangible assets (2)	(50)	—	(127)	—
Acquisition and integration related costs (3)	(852)	(4,139)	(2,004)	(7,717)
Earnout recorded as compensation expense (4)	—	(4,156)	—	(7,900)
Impairment and employee separation costs (5)	(28,484)	(7,670)	(49,270)	(7,670)
Adjusted total operating expenses (non-GAAP)	$31,750	$31,136	$66,441	$65,020

Loss from operations	$(49,431)	$(37,100)	$(90,793)	$(63,467)
Purchase accounting impact on inventory and property and equipment (1)	1,172	—	1,594	—
Amortization of acquired intangible assets (2)	2,936	234	5,785	461
Acquisition and integration related costs (3)	852	4,139	2,004	7,717
Earnout recorded as compensation expense (4)	—	4,156	—	7,900
Impairment and employee separation costs (5)	28,484	7,670	49,270	7,670
Adjusted loss from operations (non-GAAP)	$(15,987)	$(20,901)	$(32,140)	$(39,719)
(1)Represents amortization of the purchase price fair value increase of acquired inventory and property and equipment.
(2)Consists only of the amortization of intangible assets acquired in 2025.
(3)Represents acquisition and integration costs directly related to the Company's business combinations. Acquisition costs include professional and consulting fees supporting due diligence, legal, and accounting activities to execute a transaction. Integration costs include third party and internal direct costs to integrate acquired companies, employees, and their customers.
(4)Consists of the earnout recognized as compensation expense related to the Emission acquisition.
(5)Impairment charges for goodwill and an intangible asset related to the termination of a diagnostics development agreement assumed in the acquisition of Akoya, as well as certain one-time severance and related costs.

Reconciliation of Net Increase (Decrease) in Cash, Cash Equivalents, and
Restricted Cash to Adjusted Cash Usage (non-GAAP)
(unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net increase in cash, cash equivalents, and restricted cash	$8,017	$55,796	$14,403	$74,763
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(26)	594	(66)	1,455
Net change in marketable securities	(13,723)	(62,093)	(39,033)	(104,137)
Cash usage	(5,732)	(5,703)	(24,696)	(27,919)
Adjustments:
Acquisition and integration related payments (1)	1,092	1,987	3,202	14,077
Payment of employee separation costs (2)	649	1,073	2,731	1,073
Payments related to restatement costs (3)	—	—	—	1,102
Adjusted cash usage (non-GAAP)	$(3,991)	$(2,643)	$(18,763)	$(11,667)
(1)Represents cash payments towards acquisition and integration related activities, including the cash purchase price of an acquired business.
(2)Represents cash payments for certain one-time severance and related costs.
(3)Payment of costs associated with the restatement of previously issued financial statements that was completed at the end of 2024.

Media Contact:
media@quanterix.com
Investor Relations Contact:
ir@quanterix.com